UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2024

NIXXY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-53641	90-1505893
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 Farmington Avenue, Suite 252

Bristol, CT 06010

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (855) 931-1500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of class	Trading symbol	Name of exchange on which registered
Common Stock	NIXX	NASDAQ Capital Market
Common Stock Purchase Warrants	NIXXW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth in Item 5.02 below is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 5.02 below is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Executive Officer

Effective January 1, 2025, Nixxy, Inc. (the “Company”) appointed Yu-san “Debra” Chen Volpone as the Chief Executive Officer of the Company and as a member of the Company’s board of directors (the “Board”).

Debra Chen Volpone, 45, brings extensive experience in capital markets, corporate governance, and global business leadership. From September 2013 until December 2024, she has served as director for a leading Los Angeles-based boutique corporate communications firm. From 2010 until 2016, she was president of Oxford Metrica, a UK-based financial consulting firm specializing in board advisory, mergers and acquisitions due diligence, and risk analytics for banks, insurers, and asset managers. From 2008 through 2010, she was an executive officer of Nasdaq-listed China Cablecom Holdings, where she played a pivotal role in driving shareholder value and operational growth. From 2008 to 2011, she served as president of China Networks International Holdings, a publicly traded media company that provided global advertising services. Ms. Chen Volpone is founder of Icon Media, an investor relations and strategic consultancy serving clients in U.S. and global markets. Initially, she began her career with Lehman Brothers and JP Morgan, where she specialized in global derivatives and currency swaps. She earned her B.S. in Finance from Binghamton University’s School of Management and studied accounting at the University of Melbourne. Additionally, she completed the Harvard Business School’s executive program, focusing on corporate boards.

There is no arrangement or understanding between Ms. Chen Volpone and any other persons pursuant to which Ms. Chen Volpone was appointed to her positions. There are no family relationships between Ms. Chen Volpone and any of the Company’s officers or directors. Other than as described below, there are no other transactions to which the Company or any of its subsidiaries is a party in which Ms. Chen Volpone has a material interest subject to disclosure under Item 404(a) of Regulation S-K. In connection with her appointment, the Company may provide additional compensation to Ms. Chen Volpone in the future.

In connection with Chen Volpone’s appointment as the Company’s Chief Executive Officer of the Company, effective January 1 2025, the Company entered into an Employment Agreement (the “Employment Agreement”) with Ms. Chen Volpone for a term of one year (the “Initial Term”), with an automatic six-month extension unless either the Company or Ms. Chen Volpone provide written notice no more than ninety (90) days before and no less than ten (10) days prior to the expiration of the Initial Term. Ms. Chen Volpone shall receive a salary during the Initial Term of $350,000. Ms. Chen Volpone is also eligible to earn an annual fiscal year cash performance bonus for each whole fiscal year of her employment period with the Company in accordance with certain performance criteria determined by the Board of Directors of the Company. Ms. Chen Volpone’s “target” performance bonus shall be 100% of her average annualized base salary during the fiscal year for which the performance bonus is earned.

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The Employment Agreement has certain provisions governing if Ms. Chen Volpone’s employment is terminated by the Company without “Cause”, by Ms. Chen Volpone for “Good Reason”, or due to a “Change of Control” (each as defined in the Employment Agreement).  The Employment Agreement contains covenants for the benefit of the Company relating to non-interference with the Company’s business after termination of employment and protection of the Company’s confidential information, certain customary representations and warranties and standard Company indemnification obligations.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Resignation of Directors

Effective December 31, 2024, each of Wallace D. Ruiz, Deborah Leff and Steve Pemberton (collectively, the “Resigning Directors”) resigned as members of the Board. None of the Resigning Directors’ resignations were due to their desire to pursue other activities, and not due to any disagreement with the Company.

Appointment of New Director

Effective, January 1, 2025, the Company appointed Elsa Sung as a member of the Board, and as chairwoman of the Company’s Audit Committee.

Elsa Sung, 50, has over 20 years of corporate financial and accounting experience, including serving as the chief financial officer of a Nasdaq-listed company. Since February 2017, she has been a managing member of Canvas Group, Inc, a boutique financial advisory and business consulting firm. From April 2013 until December 2019, she worked as a senior executive advisor in the areas of international business development and mergers and acquisitions for Zhongmai Group. From May 2007 to January 2013, Ms. Sung was Senior Vice President of CFO Oncall, Inc., providing chief financial officer and consulting services to various companies. She also served as Chief Financial Officer of Jiangbo Pharmaceuticals, Inc. (Nasdaq:JCBO) from October 2007 until March 2011. Ms. Sung was an Audit Manager from September 2005 to May 2007 at Sherb & Co., responsible for managing, monitoring, as well as performing audits for domestic and international clients. From September 2002 to July 2005, Ms. Sung was with Ernst & Young, LLP as a Senior Auditor in the Assurance and Advisory Business Service Group. She received her Master of Business Administration and Bachelor of Science, in accounting from Florida Atlantic University. She also holds a Bachelor of Arts in Sociology from National Chengchi University in Taipei, Taiwan. She earned a CPA license in the state of Georgia (inactive).

As compensation for her appointment as a member of the Board, Ms. Sung was granted (a) 50,000 restricted stock units, under the Company’s 2021 Equity Incentive Plan (the “Plan”), which shall vest immediately (the “Initial Sung RSUs”); (b) 50,000 restricted stock units under the Plan, which shall vest monthly in equal increments over three years from the date of her appointment (the “Gradual Sung RSUs”, and together with the Initial RSUs”, the “Sung RSUs”) (c) a quarterly payment of $7,500; and (d) an additional quarterly payment of $1,500 for serving as chairwoman of the Audit Committee of the Board.

The shares of the Company’s common stock underlying the Sung RSUs will be issued, if any, in a private placement that will rely upon an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D promulgated thereunder.

There is no arrangement or understanding between Ms. Sung and any other persons pursuant to which Ms. Sung was appointed to her position. There are no family relationships between Ms. Sung and any of the Company’s officers or directors. Other than as described below, there are no other transactions to which the Company or any of its subsidiaries is a party in which Ms. Sung has a material interest subject to disclosure under Item 404(a) of Regulation S-K. In connection with her appointment, the Company may provide additional compensation to Ms. Sung in the future.

Appointment of New Director

Effective January 1, 2025, the Company appointed David Kratochvil as a member of the Board.

David Kratochvil, 59, has over thirty years of Wall Street experience ranging from venture capital, private equity and emerging market equity investing to investment banking and structuring tax-advantaged deals.

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Since January 2017, Mr. Kratochvil has served as the managing partner Vista Capital Advisors where he consults on various projects and serves as an outsourced CFO for early-stage companies. Additionally, since April 2024, he has served as the chief financial officer of Pertexa Health Tech Inc. From April 2023 until April 2024, he served as chief financial officer of Northann Corp (NYSE: NCL). Since January 2020, he has also served as Managing Director of Kenmar Securities, LLC, an investment banker focusing on life science, technology and real estate transactions. From January 2019 until December 2021, Mr. Kratochvil was CEO of Ikigai Biotech Group, Inc., a developing biotech company focused on using 3D bioprinting to tackle T1 diabetes and kidney disease.

From June 2017 until December 2019, he worked at Oberon Securities as a Managing Director focusing on healthcare and life science transactions. From 2015 until 2017, he served as chief financial officer of VolitionRx (NYSE: VNRX), a multi-national medical diagnostics company developing simple blood-based tests to accurately diagnose a range of cancers. From 2008 until 2015, he served as Managing Director in the  corporate finance department at Euro Pacific Capital, Inc. From 1997 until 1999, he served as portfolio manager at Omega Advisors. From 1994 until 1997, he served as director at Merrill Lynch Asset Management.

Mr. Kratochvil holds an MBA in finance and international business from the University of Chicago's Booth School of Business and a B.S. in Economics from The Wharton School at the University of Pennsylvania. He holds FINRA 7, 24, 63, 79, 86 and 87 registrations

As compensation for his appointment as a member of the Board, Mr. Kratochvil was granted (a) 50,000 restricted stock units, under the Plan, which shall vest immediately (the “Initial Kratochvil RSUs”); (b) 50,000 restricted stock units under the Plan, which shall vest monthly in equal increments over three years from the date of his appointment (the “Gradual Kratochvil RSUs”, and together with the Initial RSUs”, the “Kratochvil RSUs”); and (c) a quarterly payment of $7,500.

There is no arrangement or understanding between Mr. Kratochvil and any other persons pursuant to which Mr. Kratochvil was appointed to his position. There are no family relationships between Mr. Kratochvil and any of the Company’s officers or directors. Other than as described below, there are no other transactions to which the Company or any of its subsidiaries is a party in which Mr. Kratochvil has a material interest subject to disclosure under Item 404(a) of Regulation S-K. In connection with his appointment, the Company may provide additional compensation to Mr. Kratochvil in the future.

Item 7.01 Regulation FD Disclosure.

On January 3, 2020, the Company issued a press release announcing the appointment of Ms. Chen Volpone as the Company’s Chief Executive Officer. A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is furnished pursuant to Item 7.01 and shall not be deemed “filed” for any other purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01 of this Current Report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended or the Exchange Act regardless of any general incorporation language in such filing unless specifically provided otherwise.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Employment Agreement, dated January 1, 2025, between Nixxy, Inc. and Debra Chen Volpone
99.1	Press release, dated January 3, 2025

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 6, 2025	Nixxy, Inc.

	By:	/s/ Debra Chen Volpone
Debra Chen Volpone Chief Executive Officer

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